Execution Version
PROVISIONAL WAIVER AND CONSENT AGREEMENT

This PROVISIONAL WAIVER AND CONSENT AGREEMENT, dated as of October 6, 2022 (this “Agreement”), is entered into by and between REMARK HOLDINGS, INC., a Delaware corporation having its principal office at 800 S. Commerce Street, Las Vegas, NV 89106 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto or that after the date hereof delivers such a signature page (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”) and MUDRICK CAPITAL MANAGEMENT, LP. and/or one or more managed funds or accounts (collectively and each without differentiation, the “Lender”).
WHEREAS, the parties hereto have entered into those certain SENIOR SECURED LOAN AGREEMENT dated as of December 3, 2021 pursuant to which the Lender made a loan to Loan Parties in the aggregate principal sum of Thirty Million Dollars ($30,000,000), as amended by that certain FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT dated as of August 3, 2022 (the “First Amendment” and the Senior Secured Loan Agreement as amended by the First Amendment, the “Loan Agreement”). Capitalized terms used but not defined herein are used as defined in the Loan Agreement;
WHEREAS, Events of Default have heretofore occurred under the Loan Agreement (i) as a result of the failure to pay the July Interest Payment in violation of Section 3.2 of the First Amendment and Section 1(a) of the Loan Agreement (the “July Interest Default”), (ii) as a result of the failure to make the interest payment for the month of August 2022 in violation of Section 1 of the Loan Agreement (the “August Interest Default”), (iii) as a result of the failure to make the interest payment for the month of September 2022 in violation of Section 1 of the Loan Agreement (the “September Interest Default”), and (iv) as a result of the failure to pay an additional $50,000 of legal fees of Milbank LLP as provided in the First Amendment (the “Milbank Fee Default” and together with the July Interest Default, the August Interest Default and the September Interest Default, the “Acknowledged Defaults.”);
WHEREAS, the Borrower wishes to consummate a $2,778,000 convertible subordinated debenture financing evidenced by those certain Subordinated Convertible Debentures dated October 6, 2022 made by Borrower as Company thereunder in favor of the Holders named therein in the form attached hereto as Exhibit A (the “Subordinated Notes” and the loan made thereunder the “Debt Financing”) and an equity put agreement for the sale of equity for up to $50,000,000, both with Ionic Ventures, LLC (together with the Debt Financing, the “Ionic Transactions”);
WHEREAS, the Loan Parties have requested that the Lender provisionally waive the Acknowledged Defaults and consent to the Financing Transaction; and
WHEREAS, the Lender is willing to agree to such requests on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.     Definitions; Construction. All capitalized terms not otherwise defined herein are used as defined in the Loan Agreement.
2.     Waiver; Payment Deferral; Consent. Upon the date hereof:
2.1.Provisional Waiver of Acknowledged Defaults. Subject to the terms of this Agreement, Borrower’s failure to timely perform the Acknowledged Defaults is hereby provisionally waived by the Lender. This waiver relates solely to the Acknowledged Defaults and is not a waiver of any other Default or Event of Default that has occurred or may occur under the Loan Agreement or the other Loan Documents.
2.2.Deferral of Payments. The interest payments for the months of July 2022, August 2022 and September 2022 (the “Deferred Interest Payments”), as further described in Schedule 1 attached hereto, shall be deferred to October 6, 2022, with the Deferred Interest Payments to be paid in full in cash on or before such date. Further, the Lender agrees that, notwithstanding anything to the contrary contained in the Loan Agreement, the aggregate amount of currently due, owing and unpaid legal fees due to Milbank LLP under Section 4(i) of the First Amendment is $50,000 (the “Milbank Fee Amount”). The payment of the Milbank Fee Amount shall be paid in cash on or before October 6, 2022. Failure to timely pay and perform all obligations under this Agreement shall be an immediate Event of Default under the Loan Agreement for all purposes.
2.3.Consent to Ionic Transactions. Subject to the terms of Section 2.4 of this Agreement, the Lender hereby consents to the Debt Financing. Notwithstanding anything to the contrary contained in the Loan Agreement, If the Debt Financing is consummated on the terms specified in Section 2.4 of this Agreement, the Debt Financing shall be a “Permitted Indebtedness” (as such term is defined in the Loan Agreement). The Lender also agrees that, notwithstanding anything to the contrary contained in the Loan Agreement, other than to the extent needed to pay the Deferred Interest Payments and the Milbank Fee Amount, any proceeds received from the Debt Financing may be used for general corporate purposes. The Lender further waives the application of Section 12(e) of the Loan Agreement to the Debt Financing.
2.4.Debt Financing Subordination. Section 2.3 of this Agreement shall only be effective if and to the extent that the Borrower and all of the “Holders” of the Subordinated Notes and the Borrower have each executed and delivered the Subordination and Intercreditor Agreement between Borrower, the Lender and the Holders in the form attached hereto as Exhibit B.
3.     Miscellaneous.
3.1.No Other Changes. Except as specifically amended by this Agreement, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect.
3.2.Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
3.3.Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, in electronic (e.g. “pdf”, “tif” or image (e.g. “jpeg”)) format shall be effective as delivery of a manually executed counterpart of this Amendment.
3.4.Loan Document. This Agreement is a Loan Document.
3.5.Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

3.6.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Agreement and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
3.7.No Waiver. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document, instrument or in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, each Loan Party has caused this Agreement to be duly executed as of the date set forth above.

REMARK HOLDINGS, INC., as Borrower
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

BIKINI.COM, LLC, as a Guarantor
By:	Remark SPV Holdco LLC, its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President

REMARK HOLDINGS SPV, INC., as a Guarantor
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President

REMARK AI, LLC, as a Guarantor
By:	Remark Holdings, Inc., its Manager

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PRODUCTIONS, LLC,, as a Guarantor
By:	Remark Holdings, Inc., its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PROMOTIONS, LLC, as a Guarantor
By:	RAAD Productions, LLC, its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Authorized Person

REMARK SPV HOLDCO LLC, as a Guarantor
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President

[Signature page to Provisional Waiver and Consent Agreement]

AGREED TO AND ACCEPTED:

MUDRICK CAPITAL MANAGEMENT, LP.

By:	/S/ John O'Callaghan
Name:	John O'Callaghan
Title:	Corporate Secretary
[Signature page to Provisional Waiver and Consent Agreement]

SCHEDULE 1

EXHIBIT A

Form of Subordinated Convertible Debenture

[See attached]

EXHIBIT B

Subordination and Intercreditor Agreement

[See attached]